Exhibit 99.2

Associated Estates Realty Corporation Third Quarter 2007 Earnings Release and Supplemental Financial Data

Idlewylde 1435 Boggs Road Duluth, Georgia 30096 Tel: (770) 923-2987 WebSite: www.idlewyldeapts.com

Idlewylde is the largest apartment community in Atlanta, which offers a best-in-class amenity's package including two clubhouses with pools and state-of-the-art fitness centers, interactive water park, media room with theater seating, and much more.  Residents choose Idlewylde because of the extensive list of amenities as well as the ideal location just one-half mile from I-85 and thirty minutes from downtown Atlanta.

Associated Estates Realty Corporation	Phone: (216) 261-5000
1 AEC Parkway	Fax: (216) 289-9600
Richmond Heights, Ohio 44143-1467	Web Site: www.aecrealty.com

Investor contact: Michael Lawson
Vice President of Investor Relations
(216) 797-8798
mlawson@aecrealty.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2007 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liabilities, among others; changes in government regulations affecting our properties, the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties managed by the Company; inability to renew current contracts with HUD for rent subsidized properties at existing rents; changes in or termination of contracts relating to third party management and advisory business; risks related to the Company's joint ventures; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which  they are located; and the Company's ability to acquire properties at prices consistent with our investment criteria.

Associated Estates Realty Corporation Third Quarter 2007 Supplemental Financial Data

2

Associated Estates Realty Corporation Third Quarter Earnings

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS

Cleveland, Ohio -October 25, 2007 - Associated Estates Realty Corporation (NYSE: AEC) today reported net loss available to common shareholders of $4.0 million or $0.24 per common share (basic and diluted), for the third quarter ended September 30, 2007, compared with net loss available to common shareholders of $7.9 million or $0.47 per common share (basic and diluted), for the third quarter ended September 30, 2006. The third quarter 2006 results included gains from property sales of approximately $0.20 per share and defeasance costs of $0.44 per share.

Funds from operations (FFO) for the quarter were $0.29 per common share (basic and diluted), compared with a negative $0.19 per common share (basic and diluted), for the third quarter ended September 30, 2006. FFO adjusted for defeasance and/or other prepayment costs of $7.5 million ("FFO as adjusted"), for the third quarter 2006 was $0.26 per share (basic and diluted).

"The 11.5 percent improvement in FFO as adjusted is a direct result of the initiatives we have undertaken to improve the operating performance of our portfolio, lower our interest costs, sell lower margin assets and buy properties in faster growing markets," said Jeffrey I. Friedman, Chairman, President and CEO.

A reconciliation of net (loss) income to FFO and FFO as adjusted applicable to common shares is included on page 10.

Total revenue for the quarter was $39.4 million compared with $35.2 million for the third quarter of 2006, an increase of 11.9 percent.

Same Community (Market-Rate) Portfolio Results

Revenues for the quarter from the Company's same community portfolio were up 3.9 percent, and total property operating expenses for the same community portfolio increased 8.1 percent, resulting in a 0.5 percent increase in net operating income (NOI), compared with the third quarter of 2006. Physical occupancy was 95.7 percent at the end of the third quarter of 2007 compared with 95.8 percent at the end of the third quarter of 2006.  For the third quarter, the average net collected rent per unit for the same community properties increased 3.5 percent to $817 per month, compared with the third quarter of 2006.  Net collected rent per unit for the Company's same community Midwest portfolio grew 4.1 percent, while net collected rent per unit for the Company's same community properties in the Mid-Atlantic/Southeast markets grew 2.0 percent.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included on pages 14 through 22.

3

Associated Estates Realty Corporation Third Quarter Earnings

Year to Date Performance

For the nine months ended September 30, 2007, net income applicable to common shares was $4.0 million or $0.23 per share compared to net income applicable to common shares of $9.9 million or $0.58 per share for the period ended September 30, 2006. The results for the nine month period ended September 30, 2007 include gains from property sales of $1.00 per share compared to gains from property sales of $2.24 per share for the nine months ended September 30, 2006.  In addition, the results for the nine month period ended September 30, 2007 include defeasance and/or other prepayment costs of $0.25 per share compared to defeasance and/or other prepayment costs of $0.86 per share for the nine months ended September 30, 2006.

Funds from operations for the nine months ended September 30, 2007 were $0.66 per share.  The results include defeasance and/or other prepayment costs of $4.2 million, or approximately $0.25 per share associated with the repayment of $62.9 million in debt and $172,000, or approximately $0.01 per share, of costs associated with the repurchase of 111,500 depository shares of the Company's Class B Preferred Shares. Excluding these costs, FFO as adjusted for the period ended September 30, 2007 would have been $0.92 per share. Included in the Company's nine month results was the contribution of $1.6 million or approximately $0.09 per common share related to the settlement of a lawsuit.

Revenues for the nine month period ended September 30, 2007 for the Company's same community portfolio were up 4.5 percent and total property operating expenses for the same community portfolio increased 4.1 percent, resulting in a 4.9 percent increase in NOI compared with the same period in 2006.

Stock Repurchases

As of the release date, the Company repurchased 1,021,200 shares of the Company's common stock for $13.6 million, at an average price of $13.30 per share, leaving $5.9 million available under the previously board authorized $50.0 million stock repurchase program.

2007 FFO as Adjusted Outlook

The Company is increasing its expectations for full year FFO as adjusted, which excludes defeasance, other prepayment and preferred share repurchase costs, to a range of $1.21 to $1.25 per share, up from the Company's previous guidance of $1.19 to $1.23 per share. Assumptions relating to the Company's earnings guidance can be found on page 24.

Conference Call

A conference call to discuss the results will be held today, Thursday, October 25, at 2:00 p.m. (ET). To participate in the call:

Via Telephone: The dial in number is 800-862-9098, and the pass code is "Estates."

Via the Internet (listen only): Access the Investor Relations page on the Company's website at www.aecrealty.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. Select the "Live Webcast" link at the top of the page and follow the brief instructions to register for the event. The webcast will be archived through November 8, 2007.

4

Associated Estates Realty Corporation Financial and Operating Highlights For the Three and Nine Months Ended September 30, 2007 and 2006 (Unaudited; in thousands, except per share and ratio data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING INFORMATION	2007	2006	2007	2006

Total revenue	$39,368	$35,183	$113,297	$104,121
Property revenue	$36,346	$32,053	$103,196	$94,138
Net (loss) income applicable to common shares	$(4,022)	$(7,933)	$3,962	$9,883
Per share - basic and diluted	$(0.24)	$(0.47)	$0.23	$0.58

Funds From Operations (FFO) (1)	$4,965	$(3,145)	$11,364	$(3,286)

FFO as adjusted (1)	$4,965	$4,346	$15,760	$11,288

FFO per share - basic and diluted	$0.29	$(0.19)	$0.66	$(0.19)

FFO as adjusted per share - basic and diluted	$0.29	$0.26	$0.92	$0.66

Funds Available for Distribution (FAD) (1)	$2,579	$2,983	$10,901	$7,896

Dividends per share	$0.17	$0.17	$0.51	$0.51

Payout ratio - FFO	58.6%	N/A	77.3%	N/A
Payout ratio - FFO as adjusted	58.6%	65.4%	55.4%	77.3%
Payout ratio - FAD	113.3%	94.4%	79.7%	110.9%

General and administrative expense	$2,463	$2,679	$7,873	$7,672
Interest expense (2)	$9,772	$9,194	$26,880	$28,130
Interest coverage ratio (3)	1.64	1.58	1.72	1.50
Fixed charge coverage ratio (4)	1.47	1.41	1.52	1.34
General and administrative expense to property revenue	6.8%	8.4%	7.6%	8.1%
Interest expense to property revenue	26.9%	28.7%	26.0%	29.9%
Property NOI (5)	$19,385	$17,336	$56,331	$50,145
ROA (6)	8.2%	7.6%	8.2%	7.6%
Same community market-rate revenue increase	3.9%	7.7%	4.5%	8.1%
Same community market-rate expense increase	8.1%	6.3%	4.1%	9.2%
Same community market-rate NOI increase	0.5%	9.0%	4.9%	7.2%
Same community market-rate operating margins	52.6%	54.4%	54.0%	53.9%

(1)	See page 10 for a reconciliation of net (loss) income to these non-GAAP measurements and page 25 for the Company's definition of these non-GAAP measurements.
(2)

Excludes amortization of financing fees of $299 and $810 for 2007 and $241 and $724 for 2006.  Additionally, it excludes $0 and $4,183 of defeasance and other prepayment costs for 2007 and $7,420 and $12,638 for 2006.

(3)

Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance, other prepayment and/or preferred repurchase costs.  See page 26 for a reconciliation of net (loss) income available to common shareholders to EBITDA and for the Company's definition of EBITDA.

(4)	Represents interest expense and preferred stock dividend payment coverage, excluding defeasance, other prepayment and/or preferred repurchase costs.
(5)	See page 27 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.
(6)	ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets.

5

Associated Estates Realty Corporation Financial and Operating Highlights Third Quarter 2007 (Unaudited; in thousands, except per share and ratio data)

	September 30,	December 31,
MARKET CAPITALIZATION DATA	2007	2006

Net real estate investments	$671,522	$591,520
Total assets	$706,117	$648,829

Debt	$562,463	$498,634
Minority interest	$1,829	$1,851
Preferred stock - 8.70% Class B Cumulative Redeemable Preferred Shares	$55,213	$58,000
Total shareholders' equity	$99,074	$112,051

Common shares outstanding	16,908	17,261
Share price, end of period	$13.04	$13.74

Total market capitalization (1)	$840,225	$816,455

Undepreciated book value of real estate (2)	$971,154	$877,797

Debt to undepreciated book value of real estate	57.9%	56.8%
Debt and preferred stock to undepreciated book value of real estate assets	63.6%	63.4%
Debt to total market capitalization (1)	67.2%	63.8%

Annual dividend	$0.68	$0.68

Annual dividend yield based on share price, end of period	5.2%	4.9%

(1)	Includes the Company's share of unconsolidated debt of $2,069 and $22,655 as of September 30, 2007 and December 31, 2006.

(2)	Includes $4,614 of undepreciated real estate associated with one property classified as held for sale at December 31, 2006.

6

Associated Estates Realty Corporation Financial and Operating Highlights Third Quarter 2007

			Average Age
		Number	of Owned
PORTFOLIO INFORMATION	Properties	of Units	Properties

Company Portfolio:
Directly owned Market-Rate:
"Same Community" Midwest	40	9,272	16
"Same Community" Mid-Atlantic/Southeast	11	2,917	15
Total "Same Community" Market-Rate	51	12,189	15

Acquisitions Market-Rate	2	1,111	5
Total directly owned Market-Rate	53	13,300	15
Directly owned Affordable Housing (1)	11	1,146	29
Total directly owned	64	14,446	16
Joint Ventures:
Affordable Housing (1)	1	108	25
Third Party Managed:
Affordable Housing (1)	30	4,816
Market-Rate	3	539
Total Third Party Managed	33	5,355
Total Company Portfolio	98	19,909

(1)

On September 18, 2007, the Company announced its plan to exit the Affordable Housing business.  The directly owned Affordable Housing properties and the joint venture property are being marketed for sale.  The owner of 23 of the 30 managed properties notified the Company of its intent to self-manage those properties effective January 1, 2008.

7

Associated Estates Realty Corporation Condensed Consolidated Balance Sheets Third Quarter 2007 (Unaudited; dollar amounts in thousands)

	September 30,	December 31,
	2007	2006
ASSETS

Real estate assets
Investment in real estate	$969,706	$871,860
Construction in progress	1,448	1,323
Less: accumulated depreciation	(299,632)	(281,994)
	671,522	591,189
Real estate associated with property held for sale, net	-	331

Real estate, net	671,522	591,520
Cash and cash equivalents	4,783	30,010
Restricted cash	6,916	7,279
Other assets	22,896	20,020
Total Assets	$706,117	$648,829

LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable	$511,693	$472,854
Unsecured revolving credit facility	24,990	-
Unsecured borrowings	25,780	25,780
Total debt	562,463	498,634
Accounts payable, accrued expenses and other liabilities	42,751	36,293
Total liabilities	605,214	534,927

Operating partnership minority interest	1,829	1,851

Shareholders' equity
Preferred shares, without par value; 9,000,000 shares authorized:
8.70% Class B Series II cumulative redeemable,
$250 per share liquidation preference, 232,000 issued
and 220,850 and 232,000 outstanding at
September 30, 2007 and December 31, 2006, respectively	55,213	58,000
Common shares, without par value, $.10 stated value;
41,000,000 authorized; 22,995,763 issued
and 16,907,989 and 17,261,224 outstanding at
September 30, 2007 and December 31, 2006, respectively	2,300	2,300
Paid-in capital	280,709	280,369
Accumulated distributions in excess of accumulated net income	(178,795)	(173,962)
Accumulated other comprehensive loss	(226)	(71)
Less: Treasury shares, at cost, 6,087,774 and 5,734,539 shares
at September 30, 2007 and December 31, 2006, respectively	(60,127)	(54,585)
Total shareholders' equity	99,074	112,051
Total liabilities and shareholders' equity	$706,117	$648,829

8

Associated Estates Realty Corporation Consolidated Statements of Operations Three and Nine Months Ended September 30, 2007 and 2006 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUE
Property revenue	$36,346	$32,053	$103,196	$94,138
Management and service company revenue:
Fees, reimbursements and other	2,462	2,914	8,304	9,173
Painting services	560	216	1,797	810
Total revenue	39,368	35,183	113,297	104,121

EXPENSES
Property operating and maintenance	16,961	14,717	46,865	43,993
Depreciation and amortization	9,278	7,513	24,258	22,690
Direct property management and service companies expenses	2,931	3,188	9,802	9,911
Painting services and charges	498	272	1,651	1,021
General and administrative	2,463	2,679	7,873	7,672
Total expenses	32,131	28,369	90,449	85,287
Operating Income	7,237	6,814	22,848	18,834
Interest income	57	96	401	585
Interest expense	(10,071)	(16,855)	(31,873)	(41,492)
(Loss) income before equity in net loss of joint ventures,
minority interest and income from discontinued operations	(2,777)	(9,945)	(8,624)	(22,073)
Equity in net loss of joint ventures	(31)	(139)	(247)	(387)
Minority interest in operating partnership	(13)	(15)	(40)	(47)
(Loss) income from continuing operations	(2,821)	(10,099)	(8,911)	(22,507)
Income from discontinued operations:
Operating income (loss)	-	31	(274)	(1,945)
Gain on disposition of properties	-	3,397	17,043	38,120
Income from discontinued operations	-	3,428	16,769	36,175
Net (loss) income	(2,821)	(6,671)	7,858	13,668
Preferred share dividends	(1,201)	(1,262)	(3,724)	(3,785)
Preferred share repurchase costs	-	-	(172)	-
Net (loss) income applicable to common shares	$(4,022)	$(7,933)	$3,962	$9,883

Earnings per common share - basic and diluted:
(Loss) income from continuing operations applicable to
common shares	$(0.24)	$(0.67)	$(0.75)	$(1.55)
Income from discontinued operations	-	0.20	0.98	2.13
Net (loss) income applicable to common shares	$(0.24)	$(0.47)	$0.23	$0.58

Weighted average shares outstanding - basic and diluted	17,069	16,892	17,110	17,016

9

Associated Estates Realty Corporation Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD) (In thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006	2007	2006
CALCULATION OF FFO AND FAD
Net (loss) income applicable to common shares		$(4,022)	$(7,933)	$3,962	$9,883

Add:	Depreciation - real estate assets	8,210	7,772	23,131	23,386
	Depreciation - real estate assets - joint ventures	24	242	505	720
	Amortization of joint venture deferred costs	-	8	17	26
	Amortization of intangible assets	753	163	792	819
Less:	Gain on disposition of properties	-	(3,397)	(17,043)	(38,120)

	Funds From Operations (FFO) (1)	4,965	(3,145)	11,364	(3,286)

Add:	Defeasance and other prepayment costs	-	7,491	4,224	14,574
Add:	Preferred stock repurchase costs	-	-	172	-

	Funds From Operations as Adjusted (1)	4,965	4,346	15,760	11,288

Add:	Depreciation - other assets	315	328	919	1,020
	Depreciation - other assets - joint ventures	1	51	83	141
	Amortization of deferred financing fees	299	255	810	792
	Amortization of deferred financing fees - joint ventures	-	12	25	36

Less:	Recurring fixed asset additions (2)	(2,999)	(1,944)	(6,670)	(5,262)
	Recurring fixed asset additions - joint ventures (2)	(2)	(65)	(26)	(119)
	Funds Available for Distribution (FAD) (1)	$2,579	$2,983	$10,901	$7,896

Weighted average shares outstanding - basic and diluted (3)		17,069	16,892	17,110	17,016

PER SHARE INFORMATION:
FFO - basic and diluted		$0.29	$(0.19)	$0.66	$(0.19)
FFO as adjusted - basic and diluted		$0.29	$0.26	$0.92	$0.66
Dividends		$0.17	$0.17	$0.51	$0.51

Payout ratio - FFO		58.6%	N/A	77.3%	N/A
Payout ratio - FFO as adjusted		58.6%	65.4%	55.4%	77.3%
Payout ratio - FAD		113.3%	94.4%	79.7%	110.9%

(1)	See page 25 for the Company's definition of these non-GAAP measurements.

(2)	Fixed asset additions exclude development, investment and non-recurring capital additions and only reflect the Company's prorata share of recurring joint venture capital additions.

(3)

The Company computes the weighted average shares outstanding in accordance with SFAS 128 and accordingly, has excluded 533 and 598 common share equivalents from the three and nine months ended September 30, 2007 calculation, respectively, and 671 and 421 common share equivalents from the three and nine months ended September 30, 2006 calculation, respectively, used in the computation of earnings per share and FFO per share, as they would be anti-dilutive to the loss from continuing operations.

10

Associated Estates Realty Corporation Discontinued Operations (1) Three Months Ended September 30, 2007 and 2006 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended
	September 30,
	2007	2006
REVENUE
Property revenue	$-	$3,730

EXPENSES
Property operating and maintenance	-	2,407
Depreciation and amortization	-	750
Total expenses	-	3,157
Operating income	-	573
Interest income	-	4
Interest expense (2)	-	(546)
Gain on disposition of properties	-	3,397
Income from discontinued operations	$-	$3,428

Earnings per common share - basic and diluted:
Income from discontinued operations	$-	$0.20

Weighted average shares outstanding - basic and diluted	17,069	16,892

(1)

In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations.  The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved.  In many transactions, these contingencies are not satisfied until the actual closing of the transaction.  Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are two properties disposed of in 2007 and eight properties disposed of in 2006.

(2)	Included in the 2006 expense is $71 of defeasance costs.

11

Associated Estates Realty Corporation Discontinued Operations (1) Nine Months Ended September 30, 2007 and 2006 (Unaudited; dollar and share amounts in thousands)

	Nine Months Ended
	September 30,
	2007	2006
REVENUE
Property revenue	$2,943	$13,911

EXPENSES
Property operating and maintenance	2,633	9,540
Depreciation and amortization	584	2,535
Total expenses	3,217	12,075
Operating (loss) income	(274)	1,836
Interest income	-	10
Interest expense (2)	-	(3,791)
Gain on disposition of properties	17,043	38,120
Income from discontinued operations	$16,769	$36,175

Earnings per common share - basic and diluted:
Income from discontinued operations	$0.98	$2.13

Weighted average shares outstanding - basic and diluted	17,110	17,016

(1)

In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations.  The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved.  In many transactions, these contingencies are not satisfied until the actual closing of the transaction.  Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are two properties disposed of in 2007 and eight properties disposed of in 2006.

(2)	Included in the 2006 expense is $1,936 of defeasance costs.

12

Associated Estates Realty Corporation Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures (In thousands, except estimated GAAP useful life and cost per unit)

		Nine Months Ended
	Estimated	September 30, 2007
	GAAP Useful		Cost Per
	Life (Years)	Amount	Unit (1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE
Repairs and maintenance (2)		$8,821	$612
Maintenance personnel labor cost (2)		4,985	346
Total Operating Expenses Related to Repairs and Maintenance		13,806	958

CAPITAL EXPENDITURES
Recurring Capital Expenditures (3)
Amenities	5	458	32
Appliances	5	568	39
Building improvements	14	2,635	184
Carpet and flooring	5	2,175	151
Furnishings	5	310	22
Office/Model	5	236	16
HVAC and mechanicals	15	509	35
Landscaping and grounds	14	1,131	79
Suite improvements	5	107	7
Miscellaneous	5	17	1
Total Recurring Capital Expenditures - Properties		8,146	566
Corporate capital expenditures (4)		176	12
Less: Capital to be funded from sale of properties (5)		(1,652)	(115)
Total Recurring Capital Expenditures		6,670	463

Total Recurring Capital Expenditures and Repairs and Maintenance		$20,476	$1,421

Total Recurring Capital Expenditures		$6,670

Investment/Revenue Enhancing Expenditures (6)
Building Improvements - Building Improvements (7)	20	502
Building Improvements - Roofs	20	532
Building Improvements - Siding	20	222
Building Improvements - Unit Upgrades	5	11
Total Investment/Revenue Enhancing Expenditures		1,267
Capital to be funded from the sale of properties (5)		1,652

Grand Total Capital Expenditures		$9,589

(1)	Calculated using 14,404 units, including 1,146 affordable housing units and 12,189 same community market-rate units and 1,069 sold units.

(2)	Included in property operating and maintenance expense in the Consolidated Statements of Operations.

(3)	See page 27 for the Company's definition of recurring fixed asset additions.

(4)	Includes upgrades to computer hardware and software as well as corporate office furniture and fixtures.

(5)

The Company's practice has been to fund recurring capital expenditures via funds provided by operations and to fund investment/revenues enhancing expenditures either through proceeds from property sales, borrowings on the revolver or property refinancings.  For 2007, the Company has budgeted to fund a portion of the recurring capital expenditures through the proceeds from property sales.  The amount shown represents the prorata amount for the nine months ended September 30, 2007.

(6)	See page 27 for the Company's definition of investment/revenue enhancing additions.

(7)	Includes exterior painting and elevator renovations.

13

Associated Estates Realty Corporation "Same Community" Market-Rate Data Operating Results for the Last Five Quarters (Unaudited, in thousands, except unit totals and per unit amounts)

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Property Revenue	$30,847	$30,454	$29,775	$29,570	$29,679

Property Operating and Maintenance Expenses
Personnel	3,708	3,678	3,560	3,354	3,366
Advertising	424	408	399	435	407
Utilities	1,656	1,484	1,584	1,476	1,586
Repairs and maintenance	2,563	2,854	2,187	1,996	2,740
Real estate taxes and insurance	5,007	4,693	4,043	4,491	4,439
Other operating	1,258	1,233	1,120	1,235	989
Total Expenses	14,616	14,350	12,893	12,987	13,527

Net Operating Income	$16,231	$16,104	$16,882	$16,583	$16,152

Operating Margin	52.6%	52.9%	56.7%	56.1%	54.4%

Total Number of Units	12,189	12,189	12,189	12,189	12,189

NOI Per Unit	$1,332	$1,321	$1,385	$1,360	$1,325

Average Net Collected Per Unit (1)	$817	$807	$792	$786	$789

Physical Occupancy - End of Period (2)	95.7%	96.3%	95.9%	94.7%	95.8%

(1)	Represents gross potential rents less vacancies and concessions.

(2)	Is defined as number of units occupied divided by total number of units.

14

Associated Estates Realty Corporation
"Same Community" Market-Rate Data
Operating Results for the Nine Months Ended September 30, 2007 and 2006
 (Unaudited, in thousands, except unit totals and per unit amounts)

	Nine Months Ended
	September 30,
	2007	2006

Property Revenue	$91,076	$87,143

Property Operating and
Maintenance Expenses
Personnel	10,945	10,257
Advertising	1,230	1,302
Utilities	4,725	4,542
Repairs and maintenance	7,604	8,026
Real estate taxes and insurance	13,743	13,215
Other operating	3,612	2,874
Total Expenses	41,859	40,216

Net Operating Income	$49,217	$46,927

Operating Margin	54.0%	53.9%

Total Number of Units	12,189	12,189

NOI Per Unit	$4,038	$3,850

Average Net Collected Per Unit (1)	$805	$772

Physical Occupancy - End of Period (2)	95.7%	95.8%

(1)	Represents gross potential rents less vacancies and concessions.

(2)	Is defined as number of units occupied divided by total number of units.

15

Associated Estates Realty Corporation "Same Community" Market-Rate Data As of September 30, 2007 and September 30, 2006 (Unaudited, in thousands, except unit totals and per unit amounts)

			Net Rent Collected			Average Rent			Physical		Turnover
			per Unit (1)			per Unit (2)			Occupancy (3)		Ratio (4)
	No. of	Average	Q3	Q3%		Q3	Q3%		Q3	Q3	Q3	Q3
	Units	Age (5)	2007	2006	Change	2007	2006	Change	2007	2006	2007	2006
Midwest Properties
Indiana	836	11	$791	$745	6.2%	$902	$891	1.2%	95.7%	95.7%	84.7%	88.5%
Michigan	2,888	16	713	694	2.7%	835	837	(0.2)%	97.3%	97.3%	72.4%	68.7%
Ohio - Central Ohio	2,621	16	728	685	6.3%	815	799	2.0%	96.0%	94.6%	70.4%	81.3%
Ohio - Northeastern Ohio	1,399	12	870	849	2.5%	987	982	0.5%	94.8%	95.8%	71.5%	69.8%
Ohio - Toledo, Ohio	1,060	21	647	622	4.0%	763	749	1.9%	93.5%	96.5%	88.7%	83.8%
Pennsylvania	468	21	691	674	2.5%	814	810	0.5%	95.9%	95.9%	65.8%	71.8%
Total Midwest Properties	9,272	16	739	710	4.1%	849	842	0.8%	95.9%	96.0%	74.3%	76.1%

Mid-Atlantic/Southeast
Properties
Florida	1,272	8	1,164	1,176	(1.0)%	1,322	1,270	4.1%	93.3%	93.2%	67.9%	72.0%
Georgia	874	19	812	758	7.1%	939	933	0.6%	95.8%	95.9%	82.4%	78.7%
Baltimore/Washington	667	21	1,211	1,164	4.0%	1,280	1,220	4.9%	97.2%	97.0%	52.8%	58.2%
Texas	104	14	969	960	0.9%	1,117	1,114	0.3%	97.1%	100.0%	46.2%	46.2%
Total Mid-Atlantic/
Southeast Properties	2,917	15	1,062	1,041	2.0%	1,190	1,152	3.3%	95.1%	95.1%	68.0%	69.9%

Total/Average "Same
Community" Market-Rate	12,189	15	$817	$789	3.5%	$931	$916	1.6%	95.7%	95.8%	72.8%	74.6%

(1)	Represents gross potential rents less vacancies and allowances for all units divided by the number of units in a market.

(2)	Represents gross potential rents for all units divided by the number of units in a market.

(3)	Represents physical occupancy at the end of the quarter.

(4)	Represents the number of units turned over for the quarter, divided by the number of units in a market, annualized.

(5)	Age shown in years.

16

Associated Estates Realty Corporation Property Revenue For the Three Months Ended September 30, 2007 and 2006

		2007	2006	Q3	Q3
	No. of	Physical	Physical	2007	2006	Increase/	%
Property Revenue	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$2,058	$1,945	$113	5.8%
Michigan	2,888	97.3%	97.3%	6,461	6,234	227	3.6%
Ohio - Central Ohio	2,621	96.0%	94.6%	5,888	5,523	365	6.6%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	3,805	3,658	147	4.0%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	2,143	2,072	71	3.4%
Pennsylvania	468	95.9%	95.9%	994	982	12	1.2%
Total Midwest Properties	9,272	95.9%	96.0%	21,349	20,414	935	4.6%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	4,579	4,605	(26)	(0.6)%
Georgia	874	95.8%	95.9%	2,173	2,010	163	8.1%
Baltimore/Washington	667	97.2%	97.0%	2,442	2,351	91	3.9%
Texas	104	97.1%	100.0%	304	299	5	1.7%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	9,498	9,265	233	2.5%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	30,847	29,679	1,168	3.9%

Affordable Housing
Ohio	1,146	98.9%	99.5%	2,387	2,374	13	0.5%

Acquisitions (2)
Virginia	268	97.0%	N/A	977	-	977	100.0%
Georgia	843	94.4%	N/A	2,135	-	2,135	100.0%

Total Property Revenue	14,446	96.0%	96.1%	$36,346	$32,053	$4,293	13.4%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

17

Associated Estates Realty Corporation Property Operating Expenses For the Three Months Ended September 30, 2007 and 2006

		2007	2006	Q3	Q3
	No. of	Physical	Physical	2007	2006	Increase/	%
Property Operating Expenses	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$995	$877	$118	13.5%
Michigan	2,888	97.3%	97.3%	3,216	3,041	175	5.8%
Ohio - Central Ohio	2,621	96.0%	94.6%	3,095	2,717	378	13.9%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	1,614	1,456	158	10.9%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	1,144	1,201	(57)	(4.7)%
Pennsylvania	468	95.9%	95.9%	461	429	32	7.5%
Total Midwest Properties	9,272	95.9%	96.0%	10,525	9,721	804	8.3%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	1,948	1,775	173	9.7%
Georgia	874	95.8%	95.9%	1,112	1,066	46	4.3%
Baltimore/Washington	667	97.2%	97.0%	861	798	63	7.9%
Texas	104	97.1%	100.0%	170	167	3	1.8%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	4,091	3,806	285	7.5%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	14,616	13,527	1,089	8.1%

Affordable Housing
Ohio	1,146	98.9%	99.5%	1,162	1,190	(28)	(2.4)%

Acquisitions (2)
Virginia	268	97.0%	N/A	326	-	326	100.0%
Georgia	843	94.4%	N/A	857	-	857	100.0%

Total Property Operating Expenses	14,446	96.0%	96.1%	$16,961	$14,717	$2,244	15.2%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

18

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three Months Ended September 30, 2007 and 2006

		2007	2006	Q3	Q3
	No. of	Physical	Physical	2007	2006	Increase/	%
Property NOI (1)	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$1,063	$1,068	$(5)	(0.5)%
Michigan	2,888	97.3%	97.3%	3,245	3,193	52	1.6%
Ohio - Central Ohio	2,621	96.0%	94.6%	2,793	2,806	(13)	(0.5)%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	2,191	2,202	(11)	(0.5)%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	999	871	128	14.7%
Pennsylvania	468	95.9%	95.9%	533	553	(20)	(3.6)%
Total Midwest Properties	9,272	95.9%	96.0%	10,824	10,693	131	1.2%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	2,631	2,830	(199)	(7.0)%
Georgia	874	95.8%	95.9%	1,061	944	117	12.4%
Baltimore/Washington	667	97.2%	97.0%	1,581	1,553	28	1.8%
Texas	104	97.1%	100.0%	134	132	2	1.5%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	5,407	5,459	(52)	(1.0)%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	16,231	16,152	79	0.5%

Affordable Housing
Ohio	1,146	98.9%	99.5%	1,225	1,184	41	3.5%

Acquisitions (3)
Virginia	268	97.0%	N/A	651	-	651	100.0%
Georgia	843	94.4%	N/A	1,278	-	1,278	100.0%

Total Property NOI	14,446	96.0%	96.1%	$19,385	$17,336	$2,049	11.8%

(1)	See page 27 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

19

Associated Estates Realty Corporation Property Revenue For the Nine Months Ended September 30, 2007 and 2006

		2007	2006	YTD	YTD
	No. of	Physical	Physical	2007	2006	Increase/	%
Property Revenue	Units	Occupancy (1)	Occupancy (1)	Revenues	Revenues	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$5,981	$5,749	$232	4.0%
Michigan	2,888	97.3%	97.3%	19,122	18,265	857	4.7%
Ohio - Central Ohio	2,621	96.0%	94.6%	17,224	16,369	855	5.2%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	11,189	10,612	577	5.4%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	6,380	6,041	339	5.6%
Pennsylvania	468	95.9%	95.9%	2,945	2,837	108	3.8%
Total Midwest Properties	9,272	95.9%	96.0%	62,841	59,873	2,968	5.0%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	13,836	13,657	179	1.3%
Georgia	874	95.8%	95.9%	6,360	5,869	491	8.4%
Baltimore/Washington	667	97.2%	97.0%	7,152	6,878	274	4.0%
Texas	104	97.1%	100.0%	887	866	21	2.4%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	28,235	27,270	965	3.5%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	91,076	87,143	3,933	4.5%

Affordable Housing
Ohio	1,146	98.9%	99.5%	8,765	6,995	1,770	25.3%

Acquisitions (2)
Virginia	268	97.0%	N/A	1,174	-	1,174	100.0%
Georgia	843	94.4%	N/A	2,181	-	2,181	100.0%

Total Property Revenue	14,446	96.0%	96.1%	$103,196	$94,138	$9,058	9.6%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

20

Associated Estates Realty Corporation Property Operating Expenses For the Nine Months Ended September 30, 2007 and 2006

		2007	2006	YTD	YTD
	No. of	Physical	Physical	2007	2006	Increase/	%
Property Operating Expenses	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$2,969	$2,565	$404	15.8%
Michigan	2,888	97.3%	97.3%	9,335	9,042	293	3.2%
Ohio - Central Ohio	2,621	96.0%	94.6%	8,428	8,230	198	2.4%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	4,882	4,761	121	2.5%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	3,332	3,249	83	2.6%
Pennsylvania	468	95.9%	95.9%	1,336	1,342	(6)	(0.4)%
Total Midwest Properties	9,272	95.9%	96.0%	30,282	29,189	1,093	3.7%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	5,547	5,380	167	3.1%
Georgia	874	95.8%	95.9%	3,111	2,916	195	6.7%
Baltimore/Washington	667	97.2%	97.0%	2,436	2,250	186	8.3%
Texas	104	97.1%	100.0%	483	481	2	0.4%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	11,577	11,027	550	5.0%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	41,859	40,216	1,643	4.1%

Affordable Housing
Ohio	1,146	98.9%	99.5%	3,707	3,777	(70)	(1.9)%

Acquisitions (2)
Virginia	268	97.0%	N/A	428	-	428	100.0%
Georgia	843	94.4%	N/A	871	-	871	100.0%

Total Property Operating Expenses	14,446	96.0%	96.1%	$46,865	$43,993	$2,872	6.5%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

21

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Nine Months Ended September 30, 2007 and 2006

		2007	2006	YTD	YTD
	No. of	Physical	Physical	2007	2006	Increase/	%
Property NOI (1)	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
"Same Community" Market-Rate
Midwest Properties
Indiana	836	95.7%	95.7%	$3,012	$3,184	$(172)	(5.4)%
Michigan	2,888	97.3%	97.3%	9,787	9,223	564	6.1%
Ohio - Central Ohio	2,621	96.0%	94.6%	8,796	8,139	657	8.1%
Ohio - Northeastern Ohio	1,399	94.8%	95.8%	6,307	5,851	456	7.8%
Ohio - Toledo, Ohio	1,060	93.5%	96.5%	3,048	2,792	256	9.2%
Pennsylvania	468	95.9%	95.9%	1,609	1,495	114	7.6%
Total Midwest Properties	9,272	95.9%	96.0%	32,559	30,684	1,875	6.1%

Mid-Atlantic/Southeast Properties
Florida	1,272	93.3%	93.2%	8,289	8,277	12	0.1%
Georgia	874	95.8%	95.9%	3,249	2,953	296	10.0%
Baltimore/Washington	667	97.2%	97.0%	4,716	4,628	88	1.9%
Texas	104	97.1%	100.0%	404	385	19	4.9%
Total Mid-Atlantic/
Southeast Properties	2,917	95.1%	95.1%	16,658	16,243	415	2.6%

Total "Same Community"
Market-Rate	12,189	95.7%	95.8%	49,217	46,927	2,290	4.9%

Affordable Housing
Ohio	1,146	98.9%	99.5%	5,058	3,218	1,840	57.2%

Acquisitions (3)
Virginia	268	97.0%	N/A	746	-	746	100.0%
Georgia	843	94.4%	N/A	1,310	-	1,310	100.0%

Total Property NOI	14,446	96.0%	96.1%	$56,331	$50,145	$6,186	12.3%

(1)	See page 27 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

22

Associated Estates Realty Corporation Debt Structure As of September 30, 2007 (Dollar amounts in thousands)

	Balance	Percentage	Weighted
	Outstanding	of	Average
FIXED RATE DEBT	September 30, 2007	Total Debt	Interest Rate

Mortgages payable - CMBS	$200,946	35.7%	7.7%
Mortgages payable - other	254,747	45.3%	5.9%
Unsecured borrowings	25,780	4.6%	7.9%
Total fixed rate debt	481,473	85.6%	6.8%

VARIABLE RATE DEBT
Mortgages payable	56,000	10.0%	6.4%
Revolver	24,990	4.4%	7.1%
Total variable rate debt	80,990	14.4%	6.6%
TOTAL DEBT	$562,463	100.0%	6.8%

Interest coverage ratio (1)	1.72
Fixed charge coverage ratio (2)	1.52
Weighted average maturity	5.2 years

	Fixed Rate	Fixed Rate
SCHEDULED PRINCIPAL MATURITIES	CMBS	Other	Variable Rate	Total

2007	$-	$-	$-	$-
2008	32,053	-	-	32,053
2009	37,958	-	35,000	72,958
2010 (3)	15,867	42,000	45,990	103,857
2011	67,837	-	-	67,837
Thereafter	47,231	238,527	-	285,758
Total	$200,946	$280,527	$80,990	$562,463

(1)

Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance, other prepayment and/or preferred repurchase costs.  See page 26 for a reconciliation of net (loss) income available to common shareholders to EBITDA and for the Company's definition of EBITDA.

(2)	Represents interest expense and preferred stock dividend payment coverage, excluding defeasance, other prepayment and/or preferred repurchase costs.

(3)	Includes the Company's revolving credit facility.

23

Associated Estates Realty Corporation 2007 Financial Outlook As of October 25, 2007

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected.  Please see the paragraph on forward-looking statements on the cover of this document for a list of risk factors.

Earnings Guidance Per Common Share
Expected net (loss) income	$(0.03) to $1.85
Expected real estate depreciation and amortization	1.96
Expected adjustments to unconsolidated joint ventures	0.03
Expected defeasance and other prepayment costs on secured debt	0.25
Expected preferred repurchase costs	0.01
Expected gains on disposition of properties	(1.01) to (2.85)
Expected Funds from Operations as Adjusted (1)	$1.21 to $1.25

Same Community Portfolio
Revenue growth	3.9% to 4.2%
Expense growth	3.0% to 3.3%
Property NOI (2) growth	4.7% to 5.0%
Physical occupancy	94.5% to 95.0%

Transactions
Acquisitions	$90 to $150 million
Dispositions	$40 to $110 million
Development	$0 million

Corporate Expenses
General and administrative expense growth	7.5%

Debt
Capitalized interest	$0
Expensed interest (excluding defeasance/prepayment costs)	$36.7 million
LIBOR	5.0% to 5.2%
Expected defeasance/prepayment costs	$4.2 million

Capital Structure
Common share repurchases-ytd	$13.6 million (3)
Preferred share repurchases-ytd	$2.9 million

(1)	See page 25 for the Company's definition of this non-GAAP measurement.

(2)	See page 27 for the Company's definition of this non-GAAP measurement.

(3)	Includes the repurchase of $7.3 million of common shares during the fourth quarter.

24

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

This supplemental includes certain non-GAAP financial measures that the Company believes are helpful in understanding our business, as further described below.  The Company's definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO")

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") as Adjusted

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance and other prepayment costs of $4,224,000 for the nine months ended September 30, 2007, and $7,491,000 and $14,574,000 for the quarter and nine months ended September 30, 2006, respectively.  Also, added back is $172,000 of preferred stock repurchase costs for the nine months ended September 30, 2007.  In accordance with GAAP, these prepayment costs are included as interest expense in the Company's Consolidated Statement of Operations.  Also, in accordance with GAAP, the Company reclassified the original issuance costs associated with the repurchase of 111,500 depository shares of the Series B Preferred Shares for the three and nine months ended September 30, 2007.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds Available for Distribution ("FAD")

The Company defines FAD as FFO as adjusted, as defined above, plus depreciation-other and amortization of deferred financing fees less recurring fixed asset additions.  Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions.  Adjustments for joint ventures are calculated to reflect FAD on the same basis.  The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets.  Unlike FFO and FFO as adjusted, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

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Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  The Company considers EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt.  Below is a reconciliation of net (loss) income available to common shareholders to EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net (loss) income available to common shareholders	$(4,022)	$(7,933)	$3,962	$9,883
Equity in net loss of joint ventures	31	139	247	387
Preferred share dividends and repurchase costs	1,201	1,262	3,896	3,785
Interest income	(57)	(100)	(401)	(595)
Interest expense (1)	10,071	17,401	31,873	45,283
Depreciation and amortization	9,278	8,263	24,842	25,225
Gain on disposition of properties	-	(3,397)	(17,043)	(38,120)
Taxes	71	72	232	226
EBITDA	16,573	15,707	47,608	46,074
EBITDA - Joint Ventures:
Equity in net loss of joint ventures	(31)	(139)	(247)	(387)
Interest expense	10	352	759	1,006
Depreciation and amortization	25	301	605	887
EBITDA - Joint Ventures	4	514	1,117	1,506

Total EBITDA	$16,577	$16,221	$48,725	$47,580

(1)

2007 includes defeasance and other prepayment costs of $4,224 for the nine months, and 2006 includes defeasance and other prepayment costs of $7,491 and $14,574 for the quarter and nine months, respectively.

Net Operating Income ("NOI")

NOI is determined by deducting property operating and maintenance expenses, direct property management and service company expenses and painting service expenses from total revenue.  The Company evaluates the performance of its reportable segments based on NOI.  The Company considers NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service company at the property and management service company level and is used to assess regional property and management and service company level performance.  NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

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Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Property Net Operating Income ("Property NOI")

Property NOI is determined by deducting property operating and maintenance expenses from total property revenue.  The Company considers Property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance.  Property NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.  The following is a reconciliation of Property NOI to total consolidated net (loss) income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Property NOI	$19,385	$17,336	$56,331	$50,145
Management and service operations NOI	(407)	(330)	(1,352)	(949)
Depreciation and amortization	(9,278)	(7,513)	(24,258)	(22,690)
General and administrative expense	(2,463)	(2,679)	(7,873)	(7,672)
Interest income	57	96	401	585
Interest expense	(10,071)	(16,855)	(31,873)	(41,492)
Equity in net loss of joint ventures	(31)	(139)	(247)	(387)
Minority interest in operating partnership	(13)	(15)	(40)	(47)
Income from discontinued operations:
Operating income (loss)	-	31	(274)	(1,945)
Gain on disposition of properties	-	3,397	17,043	38,120
Income from discontinued operations	-	3,428	16,769	36,175

Consolidated net (loss) income	$(2,821)	$(6,671)	$7,858	$13,668

Recurring Fixed Asset Additions

The Company considers recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.

Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions

The Company considers investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable the Company to increase rents.

"Same Community" Market-Rate Properties

"Same Community" Market-Rate Properties are conventional multifamily residential apartments, which have reached stabilization and were owned and operational for the entire periods presented.  The Company considers a property stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

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